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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
January 9, 2003

PARALLAX ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation)

000-32585	75-2713701
(Commission File No.)	(IRS Employer ID)

9521 21st Street SE
Calgary, Alberta
Canada T2C 4B1
(Address of principal executive offices and Zip Code)

(403) 720-8550
(Registrant's telephone number, including area code)

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ITEM 4. CHANGE OF REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On January 8, 2003, the accounting firm of Whitley Penn, formerly, Jackson & Rhodes P.C. was dismissed by the Registrant's Board of Directors as the Registrant's independent auditors. During the two most recent fiscal years and subsequent interim period, there were no disagreements on matters of accounting principles and practices, financial disclosure, or auditing scope of procedure between the Registrant and Whitley Penn. Whitley Penn was dismissed because the Company determined that it was in its best interests to have its auditor located in Calgary, Alberta where the Registrant's corporate headquarters are located.

(b) The report of Whitley Penn, formerly, Jackson & Rhodes P.C. on the Registrant's financial statements as of and for the years ended December 31, 2001 and 2000 did not contain an adverse, qualified or disclaimer of opinion. However, the reports did contain an explanatory paragraph wherein Whitley Penn expressed substantial doubt about the Registrant's ability to continue as a going concern.

(c) The Registrant has requested Whitley Penn, formerly, Jackson & Rhodes P.C. to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant delivered a copy of this Form 8-K report to Whitley Penn, formerly, Jackson & Rhodes P.C. on January 9, 2003 via facsimile. On January 9, 2003, Whitley Penn replied and its letter agreeing with the statements contained herein is attached hereto as Exhibit 16.1.

(d) At its board meeting on January 8, 2003, the Board of Directors of the Registrant engaged John J. Geib, Chartered Accountant, Southcentre Executive Tower, 405, 11012 Macleod Trail South, Calgary, Alberta, Canada T2J 6A5 as its independent auditor for its fiscal year ending December 31, 2002. John J. Geib accepted such appointment on January 9, 2003. Prior to his appointment, the Registrant did not consult with John J. Geib on any matters related to accounting or the type of opinion they may issue.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
Exhibit No.	Description

16.1	Letter from Whitley Penn, formerly, Jackson & Rhodes P.C.
16.2	Letter from Whitley Penn to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 9th day of January 2003.

PARALLAX ENTERTAINMENT, INC.

BY:	/s/ Yarek Bartosz Yarek Bartoz, President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors